Exhibit 10.3

                      EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, made this 25th day of October, 2000, by and between FIRST LIBERTY BANK & TRUST, a Pennsylvania banking corporation (hereinafter referred to as "the Bank"), and JOSEPH R. SOLFANELLI, an individual (hereinafter referred to as "the Executive").

                      W I T N E S S E T H :

     WHEREAS, the Bank and Executive entered into an Employment
Agreement (the "Prior Employment Agreement") dated May 25, 2000;
and

     WHEREAS, the Bank and the Executive desire to amend and restate the Prior Employment Agreement in its entirety in the manner set forth in this Agreement.

                        A G R E E M E N T :

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the Bank and the Executive, intending to be legally bound hereby, agree as follows:

     1.  Employment.  The Bank hereby employs the Executive as
General Counsel, and the Executive hereby accepts this employment and agrees to render such services to the Bank on the terms and conditions set forth in this Agreement.

     2. Duties of the Executive. The Executive shall perform and discharge well and faithfully such duties as an executive officer of the Bank as may be assigned to the Executive from time to time by the Board of Directors of the Bank. The Executive shall be employed as General Counsel of the Bank, and shall hold such other titles as may be given to him from time to time by the Board of Directors of the Bank. The Executive shall devote his full time attention and energies to the business of the Bank and shall not, during the Employment Period (as defined in Section 3 hereof), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that this Section 2 shall not be construed as preventing the Executive from (i) investing the Executive's personal assets,
(ii) acting as a member of the Board of Directors of the Bank or any other corporation or as a member of the Board of Trustees of any other organization, or (iii) being involved in any other activity with the prior approval of the Board of Directors of the Bank.

     3. Term of Employment. The Executive's employment under this Agreement shall be for a period (the "Employment Period") commencing upon the date of this Agreement and ending at the end of the term of this Agreement pursuant to Section 15 hereof, unless the Executive's employment is sooner terminated in accordance with Section 5 hereof or one of the following provisions:

         (a) The Executive's employment under this Agreement may be terminated at any time during the Employment Period for "Cause" (as herein defined), by action of the Board of Directors of the Bank, upon giving notice of such termination to the Executive at least fifteen (15) days prior to the date upon which such termination shall take effect. As used in this Agreement, "Cause" means any of the following events:

              (i) The Executive is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Executive for a period of thirty
(30) consecutive days;

              (ii) The Executive willfully fails to follow the instructions of the Board of Directors of the Bank after the Executive's receipt of written notice of such instructions, other than a failure resulting from the Executive's incapacity because of physical or mental illness;

              (iii) The Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, or any other government regulatory agency recommends or orders in writing that the Bank terminate the employment of the Executive with the Bank or relieve him of his duties as such relate to the Bank;

              (iv)  The Executive's material violation of
federal or state securities or banking laws;

              (v) The Executive's intentional failure to comply in any material respect with the Bank's written policies and procedures of which he has actual notice (for purposes of this clause, any failure of the Executive to comply with a particular policy or procedure following written notice to the Executive of a failure to comply with such policy or procedure, and any failure of the Executive to comply with a policy or procedure which has been designated by written notice to the Executive to be of sufficient materiality to the operation supervised by the Executive that such failure, if unintentional, constituted a reckless disregard for such policy or procedure, shall be deemed to be an intentional failure);

              (vi) The Executive's failure, whether intentional or unintentional, on three (3) or more occasions during any twelve (12) month period (after the first of which the Executive was notified in writing of such failure) to comply in all material respects with all of the Bank's written policies and procedures of which he has actual notice; or

              (vii)  The Executive's material breach of this
Agreement.

If the Executive's employment is terminated under the provisions of this Section 3(a), then all rights of the Executive under
Section 4 hereof shall cease as of the effective date of such termination.

         (b) The Executive's employment under this Agreement may be terminated at any time during the Employment Period without "Cause" (as defined in Section 3(a) hereof) by action of the Board of Directors of the Bank upon giving notice of such termination to the Executive at least thirty (30) days prior to the date upon which such termination shall take effect. If the Executive's employment is terminated under the provisions of this Section 3(b), then the Executive shall be entitled to receive the compensation set forth in section 6 hereof.

         (c) If the Executive retires or dies, the Executive's employment under this Agreement shall be deemed terminated as of the date of the Executive's retirement or death, and all rights of the Executive under Section 4 hereof shall cease as of the date of such termination and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of the Bank then in effect.

         (d) If the Executive is incapacitated by accident, sickness, or otherwise, so as to render the Executive mentally or physically incapable of performing the services required of the Executive under section 2 of this Agreement for an aggregate of one hundred eighty (180) days or one hundred twenty (120) consecutive days during any period of twelve (12) months, then, upon the expiration of either of such periods or at any time thereafter, by action of the Board of Directors of the Bank, the Executive's employment under this Agreement may be terminated immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated under the provisions of this section 3(d), then all rights of the Executive under
Section 4 hereof shall cease as of the last business day of the week in which such termination occurs and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of the Bank then in effect.

     4.  Employment Period Compensation.

         (a) Salary. For services performed by the Executive under this Agreement, the Bank shall pay the Executive a salary, in the aggregate, during the Employment Period, at the rate of One Hundred and Twenty-Five Thousand ($125,000.00) Dollars per year, payable at the same times as salaries are payable to other executive employees of the Bank. The Bank may, from time to time, increase the Executive's salary, and any and all such increases shall be deemed to constitute amendments to this
Section 4(a) to reflect the increased amounts, effective as of the dates established for such increases by the Board of Directors of the Bank in the resolutions authorizing such increases.

         (b) Other Benefits. The Bank will provide the Executive, during the Employment Period, with insurance, vacation, pension, and other fringe benefits in the aggregate not less favorable than those received by other executive employees of the Bank, including, but not limited to, a paid vacation of four (4) weeks per year.

         (c) Business Expenses. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance or in connection with the business of the Bank including, but not limited to, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise) subject to such reasonable limitations as may be established by the Bank's Board of Directors. The Executive shall present the Bank with an itemized account of all expenditures for which the Executive seeks reimbursement at least monthly during the term of this Agreement. Such expenses must be deductible by the Bank for purposes of federal income taxation to be paid by the bank. If such expenses are paid in the first instance by the Executive, the Bank will reimburse the Executive.

     5.  Resignation of the Executive for Good Reason.

         (a) The Executive may resign at any time during the Employment Period following an event of "Good Reason." As used in this Agreement, "Good Reason" shall mean the occurrence of a "Change in Control," as defined in Section 5(b) hereof, as hereinafter set forth.

         (b) As used in this Agreement, "Change in Control" means a change of control of either First Liberty Bank Corp. ("FLBC") or the Bank of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation
 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not FLBC or the Bank is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if:

              (i) any "person" (including a group acting in concert, as the term "person" is defined in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) becomes the "beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of FLBC representing 19.9% or more of the combined voting power of FLBC's securities then outstanding; or

              (ii) there occurs a merger, consolidation or other business combination or reorganization to which FLBC or the Bank is a party, whether or not approved in advance by the Board of Directors of FLBC or the Bank (as the case may be), in which (A) the members of the Board of Directors of FLBC or the Bank (as the case may be) immediately preceding the consummation of such transaction do not constitute a majority of the members of the Board of Directors of the resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction, and (B) the shareholders of the acquired corporation immediately before such transaction do not hold 51% or more of the voting power of securities of the resulting corporation; or

              (iii) there occurs a sale, exchange, transfer, or other disposition of substantially all of the assets of FLBC or the Bank to another entity, whether or not approved in advance by the Board of Directors of FLBC or the Bank (as the case may be); or

              (iv) a plan of liquidation or dissolution, other than pursuant to bankruptcy or insolvency, is adopted by FLBC or the Bank; or

              (v) during a period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of FLBC cease to constitute a majority of such Board (unless the election or nomination of each new director was approved by a vote of at least 51% of directors who were directors at the beginning of such period).

         (c) At any time following the occurrence of an event constituting Good Reason, the Executive may resign from employment under this Agreement by a notice in writing (the
"Notice of Termination") delivered to the Bank (or its successor) and the provisions of Section 6 hereof shall thereupon apply.

     6. Rights in Event of Termination of Employment. In the event that the Executive resigns from employment for Good Reason under Section 5 above, or the Executive's employment is terminated without Cause, the Bank shall pay as severance to the Executive an amount equal to the Executive's current annual base salary in effect as of the date of termination multiplied by two
(2), such payment to be made to the Executive in one lump sum within fifteen (15) days after the date of termination. In addition, for a period of two (2) years following the Executive's termination of employment for Good Reason or termination of the Executive's employment without Cause, the Executive shall also receive a continuation of all life, disability, medical insurance and other normal benefits in effect with respect to the Executive at any time during the two
(2) years prior to his termination of employment, or, if the Bank cannot provide such benefits because the Executive is no longer an employee, a dollar amount equal to the cost to the Executive of obtaining such benefits (or substantially similar benefits).

     7. Covenant Not to Solicit Customers or Clients. The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Bank and accordingly agrees that, for a period of twenty-four (24) months following termination of the Executive's employment, the Executive shall not, directly or indirectly, solicit the sale of, or sell, any financial services or products, including, but not limited to, any financial services or products offered by the Bank during the period of the Executive's employment, to any person, firm, corporation, or enterprise who or which were customers or clients of the Bank during the period of the Executive's employment; provided, however, that the foregoing restrictions shall not apply to (i) advertising, solicitations or marketing campaigns, programs or other efforts undertaken by a subsequent employer of the Executive not primarily directed to, or targeted at, such customers or clients and (ii) responses to unsolicited inquiries of such customers or clients.

     8. Remedies. The Executive acknowledges and agrees that the remedy at law of the Bank for a breach or threatened breach of any of the provisions of Section 7 hereof would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the provisions of
Section 7 hereof, it is agreed that, in addition to the remedy at law, the Bank shall be entitled to, without posting any bond, and the Executive agrees not to oppose any request of the Bank for, equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Bank from pursuing any other remedies available to them for such breach or threatened breach.

     9. Arbitration. The Bank and the Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association ("Association") in Scranton, Pennsylvania, and the Bank, or the Executive, may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but the Bank, and the Executive, may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, the Bank, and the Executive, shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

     10. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of the Bank, in the case of notices to the Bank.

     11. Waiver. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive, and an executive officer of the Bank, such officer being specifically designated by the Board of Directors of the Bank. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     12. Assignment. This Agreement shall not be assignable by any party hereto, except by the Bank to any successor in interest to the business of the Bank.

     13. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreement relating to the subject matter hereof, including without limitation the Prior Employment Agreement.

     14. Successors, Binding Agreement.

         (a) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure by the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a material breach of this Agreement. As used in this Agreement, the "Bank" shall mean the Bank as hereinbefore defined and any successor to the business and/or assets of the Bank as aforesaid which assume and agrees to perform this Agreement by operation of law, or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee, or, if there is no such designee, to the Executive's estate.

     15. Termination.

         (a) Unless the Executive's employment is terminated pursuant to the provisions of Section 3 or Section 5 hereof, the terms of this Agreement shall be a term commencing on October 25, 2000, and ending on June 30, 2002;

         (b) Any termination of the Executive's employment under this Agreement or of this Agreement shall not affect the provisions of Sections 6, 7, or 8 hereof, which shall survive any such termination and remain in full force and affect in accordance with their respective terms.

     16. No Mitigation or Offset. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking employment or otherwise. No amounts or benefits payable or to be provided to the Executive under this Agreement shall be reduced by or offset against any other amounts paid or payable to, or received or to be received, by the Executive from any source, including without limitation another employer.

     17. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     18. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

     19. Headings. The headings of the Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     20. Effective Date. This Agreement shall become effective immediately upon the execution and delivery of this Agreement by the parties hereto.

     21. Legal Expenses. The Bank shall pay to the Executive any and all legal fees and expenses incurred by the Executive in obtaining or enforcing any right or benefit provided by this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              FIRST LIBERTY BANK & TRUST


                              __________________________________
                              Chairman Board of Directors

                                           ("BANK")


                              __________________________________
                              Joseph R. Solfanelli

                                         ("EXECUTIVE")